Exhibit 99.1

Liquidity Services Acquires Sierra Auction, a Leading Auctioneer of Vehicles, Equipment, and Surplus Assets for Government and Commercial Organizations

Acquisition strengthens and accelerates the company’s position as the leading online platform for the sale of vehicles, equipment, and surplus assets by government and commercial sellers

BETHESDA, Md., January 3, 2024 -- Liquidity Services, Inc. (NASDAQ: LQDT), a leading global commerce company powering the circular economy, today announced it has acquired Sierra Auction, a full-service auction company specializing in the sale of vehicles, equipment and surplus assets for government agencies, commercial businesses, and charities. Sierra hosts the largest weekly public online auctions in Arizona. The transaction accelerates Liquidity Services’ penetration of the southwest US market for municipal government surplus and expands the size of Liquidity Services’ overall transportation and used equipment footprint.

Established in 1986 in Phoenix, AZ, Sierra Auction is the sole auction outlet for seized and forfeited assets from several prominent state and county government agencies in Arizona. Additionally, Sierra has partnered with numerous charity organizations to auction donated vehicles.

“With Sierra’s strong track record of delivering value for government and commercial clients, this transaction enhances our business with immediate access to a growing portfolio of clients in the attractive southwestern US surplus market, expands our pre-and post-sale logistics services for fleet owners , and increases our network of buyers for used vehicles and high value equipment,” stated Bill Angrick, Chairman of the Board and Chief Executive Officer of Liquidity Services.

“Sierra hosts some of the largest monthly public auctions in the Southwest region. The combination of Sierra’s strengths in traditional auctions together with Liquidity Services' reach in digital auctions will be great for our customers and take our already strong business to the next level,” said Nick Carr, President of Sierra Auction.

Liquidity Services expects to retain Sierra’s current management team and its employees following the transaction.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the U.S. Securities and Exchange Commission (SEC) from time to time, and include, among others: changes in political, business and economic conditions; the duration and impact of shortages in supply of used vehicles; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on the Company’s operations; the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; the Company’s need to manage the attraction of sellers and buyers in a broad range of asset categories with varying degrees of maturity and in many geographies; economic and other conditions in local, regional and global sectors; the Company’s ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the Company’s need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the Company’s ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; the Company’s ability to attract, retain and develop the skilled employees that we need to support our business; and other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ: LQDT) operates the world’s largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste, and carbon emissions, and reduce the number of products headed to landfills.

About Sierra

Sierra is a full-service auction company based in Phoenix, Arizona. The privately held company auctions vehicles, equipment and surplus assets for government agencies, corporations, bankruptcy trustees, financial institutions, and charities.

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